                                                               Exhibit 1.1

                          $1,000,000,000

                      PACCAR FINANCIAL CORP.

                   Medium-Term Notes, Series H


                      DISTRIBUTION AGREEMENT
                      ______________________


To the several Agents                              March __, 1996
who are signatories hereto



Dear Sirs:

         PACCAR Financial Corp., a Washington corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of up to $1,000,000,000 (or the equivalent based upon the applicable exchange rate at the time of issuance in such foreign currency or composite currency units as the Company shall designate), aggregate principal amount of its Medium-Term Notes, Series H (the "Securities") to be issued pursuant to the indenture, dated as of December 1, 1983 as amended by the first supplemental indenture dated as of June 19, 1989 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee").

         This Distribution Agreement (the "Agreement") provides both for the sale of Securities by the Company directly to purchasers through the Agents, in which case the Agents will act as agents of the Company in soliciting Security purchasers, and (as may from time to time be agreed to by the Company and the Agents) to the Agents as principals for resale to purchasers. Additional terms of any sale of Securities to the Agents as principals will be set out in a Terms Agreement (as hereinafter defined) relating to such sale, all as more fully provided herein.

         Subject to the terms and conditions stated herein and subject to the reservations by the Company of the right to sell Securities directly to investors on its own behalf or to one or more underwriters for resale to the public, the Company hereby
(i) appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Securities from the Company by others, (ii) agrees that it will sell Securities only to or through the Agents or other agents appointed from time to time by the Company pursuant to agreements having terms not more favorable to such agents or the Company than the terms and conditions of this Agreement and (iii) agrees that whenever the Company determines to sell Securities directly to the Agents as principals for resale to others, it will enter into a Terms


                                   -1-

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Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof. The Company shall give the Agents prior notice of the appointment of any additional agents for the purpose of soliciting purchasers of the Securities. The Company will notify each Agent of the amount of Securities from time to time remaining unsold and of such other information as may be reasonably necessary to prevent inadvertent solicitations for sales in excess of the amount of Securities then remaining unsold.

         SECTION 1.  REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants as of the date hereof, as of the date of each acceptance by the Company of any offer for the purchase of Securities, as of the date of each delivery of the Securities (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), as of the Closing Date hereinafter referred to, and as of the times referred to in Sections 6(a), 6(b) and 6(c) hereof (in each case a "Representation Date"), as follows:

         (i) A registration statement on Form S-3 with respect to the Securities has been prepared and filed by the Company under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the
    "Rules and Regulations") of the Securities and Exchange
    Commission (the "Commission") thereunder, and has become effective. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the
    "Trust Indenture Act").  As used in this Agreement,
    (A) "Preliminary Prospectus" means each prospectus and amendments or supplements thereof (including all documents incorporated therein by reference) included in such registration statement before it became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; (B) "Registration Statement" means such registration statement when it became effective under the Act, as from time to time amended or supplemented (including all documents incorporated therein by reference); (C) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration
    Statement; and (D) "Prospectus" means the Basic
    Prospectus, together with any prospectus amendments or supplements (including in each case all documents incorporated therein by reference), as filed with, or mailed for filing to, the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations.

         (ii) The Registration Statement (including all exhibits thereto) and each Prospectus conform, and will conform as of each applicable Representation Date, in all material respects with the applicable requirements

                                   -2-

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    of the Act, the Securities Exchange Act of 1934, as
    amended (the "Exchange Act"), the Trust Indenture Act, and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, conforms, and will conform as of the applicable Representation Date, in all material respects with the requirements of the Trust Indenture
    Act and the rules and regulations of the Commission thereunder; and the Registration Statement does not, and will not as of each applicable Representation Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not as of the date hereof, and will not as of each applicable
    Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty to any Agent as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein.

         (iii)  The Company is not in violation of its
    corporate charter or bylaws or in default in the observance or performance of any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement and any applicable Terms Agreement, the Indenture and the Securities, and compliance by the Company with the provisions of the Securities and the Indenture, have been duly authorized by all necessary corporate action and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default in the observance or performance of, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties, the effect of which conflict, lien, charge, encumbrance, default or violation would be material to the Company; and except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, any applicable Terms Agreement and the

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    Indenture or in connection with the sale of Securities
    hereunder, the failure to obtain which consent, authorization or order or make which filing or registration would be material to the Company. The
    Company has no subsidiaries within the meaning of Rule 405 of the Rules and Regulations.

         (iv) From the dates as of which information is given in the Registration Statement and each Prospectus, and except as described therein or in any amendment or supplement thereto (A) there has not been any material adverse change in the business, properties, financial condition, results of operations or prospects of the Company, (B) there has been no material transaction entered into by the Company other than those in the ordinary course of business,
    (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock, and (D) there has been no amendment to the support agreement between the Company and PACCAR Inc ("PACCAR") as amended and restated under date of June 19, 1989.

         (v) Ernst & Young, whose report appears in the Company's Annual Report on Form 10-K which is incorporated by reference in the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

         (vi) (A) The Indenture has been duly executed and delivered by the Company, has been validly authorized by the Company and constitutes the legally binding obligation of the Company enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditor's rights generally or by general equity principles), (B) when the Securities are offered for sale pursuant hereto and to any applicable Terms
    Agreement, they will have been validly authorized for issuance and sale pursuant to this Agreement or such Terms Agreement and, upon delivery and payment therefor as provided in this Agreement, any applicable Terms
    Agreement and the Indenture will be validly issued and outstanding, and will constitute legally binding obligations of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to creditors' rights generally or by general equity principles) and entitled to the benefits of the Indenture, and (C) the descriptions of the Securities and the Indenture contained in the Prospectus fairly present the information required with respect thereto in all material respects.

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         (vii)  PACCAR has been duly incorporated and is
    validly existing and in good standing under the laws of the State of Delaware; and the Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Washington, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition, and has the power and authority necessary to own or hold its properties and to conduct the business in which it is presently engaged.

         (viii)  Except as described in the Prospectus,
    there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company which might result in any material adverse change in the financial condition, results of operations, business, property or prospects of the Company or which is required to be disclosed in the Registration Statement.

         (ix) The financial statements filed as part of the Registration Statement or included in any Preliminary Prospectus or Prospectus present, and will present as of each applicable Representation Date, fairly, the financial condition and results of operations of the Company, at the dates and for the periods indicated therein, and have been, and will be as of each applicable Representation Date, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated in the Registration Statement present fairly the information required to be stated therein.

         (x) The documents incorporated by reference into the Preliminary Prospectus or Prospectus have been, and will be as of each applicable Representation Date, prepared by the Company in conformity in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder;
    and such documents have been, or will be as of each applicable Representation Date, timely filed as required thereby.

         (xi) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have

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    not been filed as exhibits to the Registration
    Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

         (xii) All the authorized, issued and outstanding capital stock of the Company has been duly authorized, is validly issued, fully paid and nonassessable and is owned, of record and beneficially, by PACCAR, free and clear of any mortgage, pledge, lien, claim or encumbrance, except as described in the Prospectus.

         (xiii)  The Company has all licenses for the
    conduct of its business which the failure to have would have a material adverse effect on the business of the Company.

         (xiv) The Company has complied and will comply with all of the provisions of Section 517.075, Florida
    Statutes (Chapter 92-198, Laws of Florida), and all regulations promulgated thereunder relating to issuers doing business with Cuba.

         (b) Any certificate signed by any officer of the Company and delivered to an Agent or to its counsel in connection with an offering of Securities or the sale of Securities to an Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby.

         SECTION 2.

         (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use reasonable efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus. The Agents shall not appoint sub-agents. The Agents are authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by the Agents as principal for resale to others, and the Agents may allow any portion of the discount they have received in connection with such purchases from the Company to such brokers or dealers.

         The Agents shall offer the Securities at such times, in such amounts and maturities and at such rates of interest as the Company shall authorize, but the Company shall not approve the solicitation of purchases of Securities in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Securities registered pursuant to the Registration Statement. The Agent will have no responsibility for maintaining records with respect to the aggregate principal amount of Securities sold, or of otherwise

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monitoring the availability of Securities for sale under the
Registration Statement. The Agents shall furnish a copy of the Prospectus to each offeree to the extent required by the Act.
The Agents shall not offer to sell or solicit offers to buy the Securities in the state of Washington other than to an entity specified in RCW 21.20.320(8) (i.e., a bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act of 1940, pension or profit-sharing trust, or other financial institution or institutional buyer, or a broker-dealer, whether the entity is acting for itself or in some fiduciary capacity) provided that any "other financial institution or institutional buyer" not otherwise specified in RCW 21.20.320(8) shall have net assets (i.e., the excess of total assets over total liabilities) of at least $25,000,000. The Agents shall not offer to sell to or solicit offers to buy from any person in any state or jurisdiction otherwise than in conformity with the Blue Sky Memorandum referred to in Section 4.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Securities, commencing at any time, for a period of time or permanently. Promptly after receipt of telephonic, telegraphic or written notice from the Company, the Agents will suspend solicitation of purchases of the Securities from the Company until such time as the Company has advised them that such solicitation may be resumed.

         Promptly upon the closing of the sale of any Securities, the Company agrees to pay the appropriate agent a commission (or allow such Agent a discount) in the currency or composite currency unit in which such Securities are denominated equal to a percentage of the principal amount of each of the Securities sold by the Company as a result of a solicitation made by such Agent during the term of this Agreement as set forth in Schedule A hereto.

         The Agents are authorized to solicit orders for the Securities in such denominations (in U.S. dollars or in another currency or composite currency unit), upon such terms and at such prices as the Company shall authorize and shall be set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Securities. Unless otherwise specifically authorized, the Agents shall solicit orders only for the purchase of Securities (i) at 100 percent of their principal amount and (ii) denominated in U.S. dollars in the amount of $1,000 or any integral multiple of $1,000. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as Agent. The Company shall have the sole right to accept offers to purchase the Securities and may in its absolute discretion reject any such offer in whole or in part. The Company shall have no liability to any Agent for any commission for its rejection of any offer or its failure to consummate any sale. Each Agent shall have the right, in its discretion

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reasonably exercised, to reject any offer to purchase the
Securities received by it in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

         (b) PURCHASES AS PRINCIPAL. Each sale of Securities to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and the Agent shall otherwise agree) in a separate agreement which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, the Agent. Each such separate agreement (which may be an oral agreement) between an Agent and the Company is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Securities as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify (i) the principal amount of Securities to be purchased by such Agent pursuant thereto, (ii) the price to be paid to the Company for such Securities (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto),
(iii) the time and place of delivery of and payment for such Securities, (iv) any provisions relating to the rights of and any default by any broker or dealer acting together with such Agent in the reoffering of the Securities, and (v) such other provisions (including further terms of the Securities) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Securities purchased and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto. Such Terms Agreement shall also specify the requirements for the stand-off agreement, officer's certificate, opinions of counsel and comfort letter pursuant to Sections 3(l), 5(b), 5(c), 5(e) and 5(f) hereof.

         Securities to be purchased by an Agent as principal are herein sometimes called the "Purchased Securities." Purchased Securities will be represented by a global certificate (the "Book-Entry Securities") registered in the name of the depositary (the "Depositary") specified in the Prospectus or by certificates issued in definitive form (the "Certificated Securities"). Delivery of Certificated Securities shall be made to the Agent and delivery of Book-Entry Securities shall be made to the Trustee as agent for the Depositary for the account of the Agent, in either case, against payment by the Agent of the purchase price to or upon the order of the Company in the funds specified in the applicable Terms Agreement. Certificated Securities shall

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be registered in such names and in such denominations as the
Agent may request not less than two full business days prior to the applicable Closing Date (as defined below). The Company will have Certificated Securities available for inspection, checking and packaging by the Agent in the city in which delivery and payment is to occur, not later than 2 p.m., on the business day prior to the applicable Closing Date.

         (c) ADMINISTRATIVE PROCEDURES. Administrative procedures respecting the sale of Securities shall be agreed upon from time to time by the Agents and the Company (the
"Procedures"). The several Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

         (d) CLOSING DATE. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Brown & Wood, One World Trade Center, New York, New York 10048, on the date hereof or, with respect to any particular Agent, such other date and time as such Agent and the Company may agree upon in writing (the "Closing Date").

         (e) OTHER DEBT SECURITIES. Nothing contained herein shall limit the right of the Company to authorize and issue debt securities, including medium-term notes other than the Securities, under the Indenture or otherwise.

         (f) RELIANCE. The Company and the Agents agree that any Securities the placement of which the Agents arrange shall be placed by the Agents, and any Securities purchased by an Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

         SECTION 3.  COVENANTS OF THE COMPANY.  The Company
covenants and agrees:

         (a) To furnish promptly to each Agent a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto, and a copy of each Prospectus with respect to the Securities filed with the Commission, including all supplements thereto and all documents incorporated therein by reference, and all consents and exhibits filed therewith.

         (b) To deliver promptly to each Agent such number of the following documents as each Agent may reasonably request:
(i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratios of earnings to fixed charges, the Indenture and this Agreement), (ii) each Preliminary Prospectus, Basic Prospectus and Prospectus with respect to the Securities, and (iii) any documents incorporated

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by reference in any Prospectus with respect to the Securities
(excluding exhibits).

         (c) To file with the Commission, during any period in which any Prospectus is required by law to be delivered in connection with sales of the Securities, any amendment or supplement to the Registration Statement or any Prospectus that is required by the Act or the Rules and Regulations, and all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         (d) Prior to filing with the Commission during any period in which the Prospectus is required by law to be delivered in connection with sales of Securities (i) any amendment or supplement to the Registration Statement, (ii) any Prospectus or any amendment or supplement thereto, or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the counsel for the Agents and to allow it and its counsel a reasonable opportunity to comment thereon.

         (e) To advise each Agent promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Securities becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and
(v) of the occurrence of any event which causes the Registration Statement or any Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

         (f) If, during any period in which the Prospectus is required by law to be delivered in connection with sales of the Securities, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

         (g) To make generally available to its security holders, as soon as practicable but in no event later than 90 days after each twelve-month period identified below, an earnings statement (in form complying with the provisions of

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Section 11(a) of the Act, which need not be certified by
independent certified public accountants unless required by the Act or the Rules and Regulations) covering the twelve-month period beginning not later than the first day of the fiscal quarter next following each date which (i) under Section 11(a) of the Act and the Rules and Regulations is an effective date of the Registration Statement for purposes of said Section 11(a), and
(ii) is not later than the last sale hereunder.

         (h) So long as any of the Securities are outstanding, to furnish to each Agent not later than the time the Company makes the same generally available to others, copies of all reports and financial statements furnished by the Company to any securities exchange on which the Securities are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

         (i) To endeavor, in cooperation with the Agents, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as we may agree upon and to maintain such qualifications in effect for as long as may be required for the distribution of the Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

         (j) The Company will prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) (or any rule succeeding or replacing such rule) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

         (k) If at any time during the term of this Agreement any event shall occur or any condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Securities in the Agents' capacity as agent and to cease sales of any Securities the Agents may then own as principal pursuant to a Terms Agreement, and the Company

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will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements. The Company shall not be required to comply with the provisions of this subsection during any period from the time
(i) the Agents shall have suspended solicitation of purchases of the Securities in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Securities as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.

         (l) If provided in a Schedule, between the date of any Schedule and the Settlement Date with respect to such Schedule, the Company will not offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Securities that are to be sold pursuant to such Schedule and commercial paper for other short-term debt with an original maturity of 270 days or less in the ordinary course of business) without such Agent's prior consent.

         SECTION 4.  PAYMENT OF EXPENSES.  The Company will pay
(i) the costs incident to its authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto, (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act, (iv) the costs of furnishing to the Agents copies of the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, Basic Prospectus or Prospectus, any supplement to the Prospectus and any documents incorporated by reference in any of the foregoing documents, (v) the fees and disbursements of the Trustee and its counsel, (vi) the cost of any filings with the National Association of Securities Dealers, Inc., in respect of the Securities, (vii) the fees and disbursements of counsel to the Company, (viii) any fees payable to rating agencies in connection with the rating of the Securities, (ix) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in this Agreement and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities as an investment (including reasonable fees and expenses of counsel for the Agents in connection therewith), and (x) all other costs and expenses incident to the Company's performance of its obligations under this Agreement.

         In addition, the Company agrees to pay the reasonable fees and disbursements of Brown & Wood, counsel for the Agents in connection with the sale of the Securities.

         SECTION 5. CONDITIONS OF OBLIGATIONS. The obligations of an Agent to solicit offers to purchase the Securities will be subject to the continued accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission.

         (b) At the Closing Date, the Agents shall have been received the opinion, dated as of the delivery date thereof, of Bruce N. Holliday, Assistant General Counsel of PACCAR and counsel for the Company, in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that:

         (i) PACCAR has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington.

         (ii)  The Company has corporate power and
    authority to own, lease and operate its properties and conduct its business as described in the Registration
    Statement.

         (iii) The Company is duly qualified and in good standing as a foreign corporation to transact business in each jurisdiction in which the failure so to qualify and be in good standing would materially adversely affect its business or financial condition.

         (iv)  The authorized, issued and outstanding
    capital stock of the Company is as set forth in the Prospectus and the shares of issued and outstanding capital stock set forth therein have been duly authorized and validly issued and are fully paid and non-assessable and are owned, of record and beneficially, by PACCAR, free and clear of any mortgage, pledge, lien, claim or encumbrance except as described in the Prospectus.

         (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company.

         (vi)  The Indenture has been duly and validly
    authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms
    (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditor's rights generally or by general equity principles).

         (vii) The Securities are in a form contemplated by the Indenture and have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditor's rights generally or by general equity principles).

         (viii)  Such counsel does not know of any
    litigation or any governmental proceeding pending or threatened against the Company which would affect the subject matter of this Agreement or which is required to be disclosed in the Prospectus and is not disclosed and correctly summarized therein.

         (ix) Such counsel does not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which are required to be filed by the Exchange Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act.

         (x) To the best of such counsel's knowledge after due inquiry, the Company is not in violation of its corporate charter or bylaws, or in default under any material agreement, indenture or instrument, the effect of which violation or default would be material to the Company.

         (xi) The execution, delivery and performance of this Agreement, and compliance by the Company with the provisions of the Securities and the Indenture, will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel after due inquiry, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, or its properties, the effect of which conflict, lien, charge, encumbrance, default or violation would be material to the Company; and, except as may be required by the Act, the Trust Indenture Act, the Exchange Act or state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the failure to obtain which consent, authorization or order to make which filing or registration would be material to the Company.

         (xii)  The Registration Statement and the
    Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Act and the Trust
    Indenture Act and the rules and regulations of the Commission under said Acts, and the documents incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
    and, to the knowledge of such counsel after due inquiry, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) At the Closing Date, the Agents and the Company shall have received the opinion, dated as of the date of delivery thereof, of Perkins Coie, counsel for the Company, in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that:

         (i) The descriptions of the Securities and the Indenture in the Registration Statement and each

    Prospectus fairly present the information required with respect thereto by Form S-3 in all material respects.

         (ii)  The Indenture is qualified under, and
    complies in all material respects as to form with, the Trust Indenture Act.

         (iii)  The Registration Statement has become
    effective under the Act; and, to the knowledge of such counsel no stop order suspending its effectiveness has been issued, and no proceeding for that purpose is pending or threatened by the Commission, no order of the Commission directed to any document incorporated by reference in any Prospectus has been issued and there are no proceedings of the Commission pending or threatened challenging the accuracy or adequacy of any such document.

         (iv)  The Registration Statement and the
    Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Act and the Trust
    Indenture Act and the rules and regulations of the Commission under said Acts, and the documents incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
    and, to the knowledge of such counsel after due inquiry, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) On or prior to the Closing Date, the Agents shall have been furnished such documents, certificates and opinions as it may reasonably request for the purpose of enabling it or Brown & Wood, counsel for the Agents, to determine the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

         (e) At each Closing Date, the Agents shall have received a certificate of the President, a Vice President, the General Manager, the Treasurer or the Controller of the Company to the effect that to the best of such officer's knowledge the conditions set forth in Section 5 (a) and (g) have been satisfied, and as to the continued accuracy of the representations and warranties of the Company set forth herein.

         (f) The Company has furnished to the Agents on the Closing Date a letter of Ernst & Young, addressed to the Agents and dated the Closing Date, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given to the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such accountants with respect to such financial information and other matters as reasonably requested by the Agents.

         (g) No order suspending the sale of the Securities in any jurisdiction designated pursuant to Section 3(i) hereof shall have been issued, and no proceeding for that purpose shall have been instituted or, to the knowledge of the purchasing Agent or the Company, shall be contemplated.

         All opinions, letters, evidences and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Brown & Wood, counsel to the Agents.

         If any conditions specified in this Section shall not have been fulfilled in all material respects, the agency of any Agent under this Agreement may be terminated by such Agent by notice to the Company at any time on or prior to the Closing Date, and such termination shall be without liability of either the Company or such Agent, except with respect to any unpaid commission then owing to such Agent by the Company and except that Sections 3(g), 4, 7, 9 and 13 hereof shall remain in effect.

         SECTION 6.  ADDITIONAL COVENANTS OF THE COMPANY.  The
Company covenants and agrees that:

         (a) Each acceptance by the Company of an offer for the purchase of Securities through an Agent, and each delivery of Securities to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Securities relating to such acceptance, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

         (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes or a supplement to the Prospectus in the form previously furnished to the Agents relating to a sale of securities otherwise than through an Agent) or the Company files with the Commission any document incorporated by reference into the Prospectus or (if required pursuant to the terms of a Terms Agreement) the Company sells Securities to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to each Agent promptly a certificate of the President, a Vice President, the General Manager, the Treasurer or the Controller of the Company to the effect that the statements contained in the certificate referred to in Section 5(e) hereof which was last furnished to such Agent are true and correct at the time of such amendment or supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented or the Company files with the Commission any document incorporated by reference into the Prospectus (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates or maturities of the Securities remaining to be sold or similar changes or a supplement to the Prospectus in the form previously furnished to the Agents relating to the sale of securities otherwise than through an Agent) or (if required pursuant to the terms of a Terms Agreement) the Company sells Securities to an Agent pursuant to a Terms Agreement, the Company shall cause to be furnished promptly to each Agent and its counsel the written opinion or opinions of Bruce N. Holliday, and/or, at the option of the Company, of Perkins Coie, dated the date of delivery of such opinion or opinions, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) hereof, but modified as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion or opinions; PROVIDED, HOWEVER, that in lieu of such opinion or opinions, counsel may furnish a letter to the effect that the Agents may rely on a prior opinion of such counsel which was to the same effect as the opinion in lieu of which such letter is given to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

         (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or (if required pursuant to the terms of a Terms Agreement) the Company sells Securities to an Agent pursuant to a Terms Agreement, the Company shall cause Ernst & Young promptly to furnish each Agent a letter, dated the date of filing of such amendment, supplement or document with the Commission, in form satisfactory to each Agent, of the same tenor as the letter referred to in Section 6(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of an Agent, should be covered by such letter.

         SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company shall indemnify and hold harmless each Agent, each person, if any, who at the written request of such Agent and with the consent of the Company is participating with such Agent as the Company's agent in the distribution of the Securities who is an "underwriter" within the meaning of Section 2(11) of the Act with respect to the distribution of the Securities (the "Participants") and each person, if any, who controls such Agent or any Participant within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or such Participant or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Agent, each such Participant, and each such controlling person for any legal and other expenses reasonably incurred, as they are incurred, by it in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein; and PROVIDED, FURTHER, that as to any Preliminary Prospectus or Prospectus, this indemnity agreement shall not inure to the benefit of any Agent, any Participant, or any person controlling such Agent or any Participant, on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by such Agent or such Participant if such Agent or such Participant failed to send or give a copy of any later Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such earlier Preliminary Prospectus or Prospectus was corrected in such later Prospectus, unless such failure resulted from noncompliance by the Company with Section 3(b) or 3(d) hereof. For purposes of the second proviso to the immediately preceding sentence, under no circumstances shall any Agent or any Participant be obligated to send or give any document incorporated by reference or any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or any Prospectus to any person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or any Participant or any controlling person.

         (b) Each Agent shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred, as they are incurred, by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against such loss, claim, damage, liability or action.
The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any of its directors, officers or controlling persons.

         (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the indemnified party shall have the right to employ a separate counsel and one local counsel to represent such indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this
Section if, in the reasonable judgment of the indemnified party, it is advisable for such indemnified party to be represented by separate counsel, but the fees and expenses of such counsel or such local counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action or additional or different defenses such that the counsel retained by the indemnifying party to defend the indemnified party in such action cannot adequately represent the interests of the indemnified party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expense of such separate counsel shall be paid by the indemnifying party. An indemnifying party shall not be liable for any claim or action settled without its consent.

         (d) If the indemnification provided for in this Section shall for any reason (other than as specified herein) be unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party from the offering of the Securities, the relative fault of the indemnified party and the indemnifying party with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and an Agent on the other with respect to an offering shall be determined in light of the relation of the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company to the total commissions received by the Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by an Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities were offered by it to the public exceeds the amount of any damages which it shall have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e)  Each Agent represents for purposes of
Sections 7(a) and 7(b) that it has received a copy of the form of Prospectus the Company proposes to mail for filing with the Commission with respect to the Securities and that the Agent will be soliciting offers to purchase the Securities (subject to the conditions hereof) for sale as described therein.

         SECTION 8. ASSISTANCE BY THE AGENTS. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by the Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason.

         SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations and warranties of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination of this Agreement or any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Securities.

         SECTION 10.  TERMINATION.

         (a) TERMINATION OF THIS AGREEMENT. This Agreement shall terminate when the Agents shall have been advised by the Company that all of the Securities have been sold and the purchase price therefor has been paid. This Agreement may be terminated (except with respect to offers to purchase Securities which have been accepted by the Company or a Terms Agreement has been executed) for any reason, at any time, by either the Company or such Agent, upon the giving of one day's written or telegraphic notice of such termination to the other.

         (b) TERMINATION OF A TERMS AGREEMENT. An Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating there-to (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis which, in the reasonable judgement of such Agent, would have a material adverse effect on the ability of such Agent to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to such Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

         (c) GENERAL. In the event of a termination of this Agreement, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the fourth paragraph on
Section 2(a) hereof, (ii) if at the time of termination (a) an Agent shall own any Securities purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or his agent of the Security or Securities relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

         SECTION 11. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed as set forth below their respective signatures hereto. Notices to the Company shall be directed to it as follows: PACCAR Financial Corp., 777 106th Avenue N.E., Bellevue, Washington 98004, attention: Treasurer.

         SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors of their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13.  MISCELLANEOUS.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

         Please indicate your acceptance hereof in the space provided for that purpose below.

                                Very truly yours,

                                PACCAR Financial Corp.



                                By __________________________

ACCEPTED:


Merrill Lynch, Pierce, Fenner &
Smith Incorporated

By: ______________________________

Title: ___________________________

Dated: March __, 1996
       10th Floor North Tower
       World Financial Center
       New York, NY  10281-1310
       Attention:  MTN Product Management
       Telephone:  (212) 449-7476
       Telecopy:   (212) 449-2234


Morgan Stanley & Co. Incorporated

By: ______________________________

Title: ___________________________

Dated: March __, 1996
       1585 Broadway, 2nd Floor
       New York, NY  10036
       Attention:  Manager - Continuously
                   Offered Products
       Telephone:  (212) 761-2000
       Telecopy:   (212) 761-0780

    Copy to:

       1585 Broadway, 34th Floor
       New York, NY  10036
       Attention:  Peter Cooper - Investment Banking Information
                   Center
       Telephone:  (212) 703-7182
       Telecopy:   (212) 703-4575

Lehman Brothers Inc.

By: ______________________________

Title: ___________________________

Dated: March __, 1996
       3 World Financial Center, 12th Floor
       New York, NY  10285
       Attention:  Medium-Term Note Department
       Telephone:  (212) 526-2040
       Telecopy:   (212) 528-1718,


Salomon Brothers Inc

By: ______________________________

Title: ___________________________

Dated: March __, 1996
       Seven World Trade Center, 31st Flr.
       New York, NY  10048
       Attention:  Medium-Term  Note Department
       Telephone:  (212) 783-5897
       Telecopy:   (212) 783-2274

                            SCHEDULE A



       As compensation for the services of the Agents hereunder, the Company shall pay each Agent, on a discount basis, a commission for the sale of each Security sold through such Agent equal to the principal amount of such Security multiplied by the appropriate percentage set forth below:

                                                           PERCENT OF
MATURITY RANGES                                         PRINCIPAL AMOUNT
---------------                                         ----------------
From 9 months to less than 1 year. . . . . . . . . . .       .125%

From 1 year to less than 18 months . . . . . . . . . .       .150

From 18 months to less than 2 years. . . . . . . . . .       .200

From 2 years to less than 3 years. . . . . . . . . . .       .250

From 3 years to less than 4 years. . . . . . . . . . .       .350

From 4 years to less than 5 years. . . . . . . . . . .       .450

From 5 years to less than 6 years. . . . . . . . . . .       .500

From 6 years to less than 7 years. . . . . . . . . . .       .550

From 7 years to 10 years . . . . . . . . . . . . . . .       .600

                                                        Exhibit A



       The following terms, if applicable, shall be agreed to by the purchasing Agent and the Company pursuant to each Terms
Agreement:

       Principal Amount:  $_____________
         (or principal amount of foreign currency)
       Interest Rate:
            If Fixed Rate Security, Interest Rate:

            If Floating Rate Security:
                 Interest Rate Basis or Bases:
                 If LIBOR:
                    / / LIBOR Reuters:
                    / / LIBOR Telerate:
                    Index Currency:
                 If CMT Rate:
                    Designated CMT Telerate Page:
                    Designated CMT Maturity Index:
                 Interest Rate Basis:
                 Initial Interest Rate:
                 Initial Interest Reset Date:
                 Spread or Spread Multiplier, if any:
                 Interest Rate Reset Month(s):
                 Index Maturity:
                 Maximum Interest Rate, if any:
                 Minimum Interest Rate, if any:
                 Interest Rate Reset Period:
                 Interest Payment Period:
                 Interest Payment Date:
                 Calculation Agent:

            If Redeemable:
                 Initial Redemption Date:
                 Initial Redemption Percentage:
                 Annual Redemption Percentage Reduction:

            If Repayable at Option of Holder:
                 Optional Repayment Date:

       Date of Maturity:
       Purchase Price:  _____%
       Settlement Date and Time:
       Currency of Denomination:
       Denominations (if currency is other than U.S. dollars):
       Currency of Payment:
       Exchange Rate Agent
       Additional Terms:

Also, agreement as to whether the following will be required:

       Officer's Certificate pursuant to Section 5(e)
         of the Distribution Agreement
       Legal Opinions pursuant to Section 5(b) and (c) of the Distribution Agreement


       Comfort Letter pursuant to Section 5(f)
         of the Distribution Agreement
       Other sales prior to Settlement Date pursuant to Section 3(l) of the Distribution Agreement

                      PACCAR FINANCIAL CORP.

                    ADMINISTRATIVE PROCEDURES

     FOR FIXED AND FLOATING RATE MEDIUM-TERM NOTES, SERIES H
            (ATTACHMENT TO THE DISTRIBUTION AGREEMENT
                      DATED MARCH __, 1996)



    Medium-Term Notes, Series H (the "Notes") in the aggregate principal amount of up to U.S.$1,000,000,000, or the equivalent in one or more foreign currencies or composite currency units are to be offered on a continuing basis by PACCAR Financial Corp. (the "Company") through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Lehman Brothers, Lehman Brothers Inc. and Salomon Brothers Inc who, as agents (each an "Agent", and, collectively, the "Agents"), have agreed to use their reasonable efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

    The Notes are being sold pursuant to a Distribution
Agreement between the Company and the Agents, dated March __, 1996 (the "Distribution Agreement"). The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of December 1, 1983, as amended by the first supplemental indenture dated as of June 19, 1989 between the Company and Citibank, N.A. as trustee (the "Trustee"). A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement". The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement".

    The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form
(each, a "Certificated Note") delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interest in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

    Administrative procedures and specific terms of the offering are explained below.

    General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be used in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes (which in the case of Notes issued in book-entry form shall be the related Book-Entry Note), as the case may be.

                 PART I:  PROCEDURES OF GENERAL
                          APPLICABILITY


Date of Issuance/
  Authentication:       Each Note will be dated as of the date
                        of its authentication by the Trustee.
                        Each Note shall also bear an original
                        issue date (the "Original Issue Date").
                        The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:             Each Note will mature on a date selected
                        by the purchaser and agreed to by the
                        Company which is not less than nine
                        months nor more than ten years from its
                        Original Issue Date; provided, however,
                        that Notes bearing interest at rates
                        determined by reference to selected
                        indices ("Floating Rate Notes") will
                        mature on an Interest Payment Date
                        unless otherwise indicated in the
                        applicable pricing supplement.

Denominations:          The Notes generally will be issued in
                        denominations of U.S. $1,000 and
                        integral multiples thereof.  Any Notes
                        denominated other than in U.S. dollars
                        will be issuable in denominations as set forth in the applicable pricing supplement and in such Notes.

Registration:           Notes will be issued only in fully
                        registered form.

Redemption/Repayment:   The Notes will be subject to repayment
                        at the option of the Holders thereof in
                        accordance with the terms of the Notes
                        on their respective Optional Repayment
                        Dates, if any.  Optional Repayment
                        Dates, if any, will be fixed at the time of sale and set forth in the applicable pricing supplement and in the applicable
                        Note.  If no Optional Repayment Dates
                        are indicated with respect to a Note,
                        such Note will not be repayable at the
                        option of the Holder prior to maturity.

                        The Notes will be subject to redemption
                        by the Company on and after their
                        respective Redemption Dates, if any.
                        Redemption Dates, if any, will be fixed
                        at the time of sale and set forth in the applicable pricing supplement and in the applicable Note. If no Redemption Dates are indicated with respect to a Note, such Note will not be redeemable prior to maturity.

Interest:               Each Note will bear interest in
                        accordance with its terms.  The Company
                        will advise the Paying Agent by telecopy of each determination of the interest rate applicable to each Floating Rate
                        Note promptly after such determination
                        is made by the Calculation Agent.

Acceptance and
  Rejection of Offers:  The Company shall have the sole right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. The Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes in whole or in part.

Preparation of
  Pricing Supplement:   If any offer to purchase a Note is
                        accepted by the Company, the Company
                        will prepare a Pricing Supplement
                        reflecting the terms of such Note.
                        Information to be included in the
                        Pricing Supplement shall include:

                        1.  the name of the Company;

                        2.  the title of the securities,
                            including series designation;

                        3.  the date of the Pricing Supplement
                            and the date of the Prospectus
                            Supplement to which the Pricing
                            Supplement relates;

                        4.  the Price to Public (but only if
                            (a) the trade is being made on an
                            agency basis and (b) such Price to
                            Public is other than 100%);

                        5.  Net Proceeds to the Company, but
                            only if (a) the trade is being made
                            on a principal basis and (b) the
                            Net Proceeds to the Company is
                            other than 100%, less what would
                            have been the applicable agency
                            commission; and

                        6.  the information with respect to the
                            terms of the Notes set forth below
                            (whether or not the applicable Note
                            is a Book-Entry Note) under
                            "Procedures for Notes Issued in
                            Book-Entry Form - Settlement
                            Procedures", items 2, 3, 7, 8 and
                            9; and

                        7.  any other terms of the Notes not
                            otherwise specified in the
                            Prospectus or Prospectus
                            Supplement.

                        The Company shall use its reasonable
                        best efforts to send such Pricing
                        Supplement by telecopy or overnight
                        express (for delivery by the close of
                        business on the applicable trade date,
                        but in no event later than 11:00 A.M.
                        New York City time on the Business Day
                        (as defined below) following the trade
                        date) to the Agent which presented the
                        offer to purchase the applicable Note
                        (the "Presenting Agent") at the
                        following addresses:

                        If to Merrill Lynch & Co.:

                        For overnight, express, or special
                        delivery packages only:

                        Tritech Services
                        40 Colonial Drive
                        Piscataway, NJ 08854
                        Attention:  Prospectus Operations/
                          Nachman Kimerling
                        Telephone:  (908) 885-2769

                        For all other types of deliveries:

                        Merrill Lynch & Co. - Tritech Services
                        4 Corporate Place
                        Corporate Park 287
                        Piscataway, NJ 08854
                        Attention:  Final Prospectus Unit/
                          Nachman Kimerling
                        Telephone:  (908) 885-2769
                        Telecopy:   (908) 885-2774/5/6

                        also, for record keeping purposes,
                        please send a copy to:

                        Merrill Lynch & Co.
                        Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
                        Merrill Lynch World Headquarters
                        World Financial Center, North Tower
                        10th Floor
                        New York, NY 10281-1310
                        Attention:  MTN Product Management
                        Telephone:  (212) 449-7476
                        Telecopy:   (212) 449-2234

                        If to Morgan Stanley:

                        Morgan Stanley & Co. Incorporated
                        1585 Broadway, 2nd Floor
                        New York, NY 10036
                        Attention:  Medium-Term Note Trading
                        Desk, Carlos Cabrera

                        If to Lehman Brothers:

                        Please send copies of Pricing
                        Supplements prepared in connection with
                        MTN trades done with Lehman Brothers to
                        the following telecopy/addresses:

                        By telecopy to
                        Lehman Brothers Inc
                        c/o ADP
                        Prospectus Services
                        536 Broadhollow Road
                        Melville, NY  11747
                        Attention:  Mike Ward
                        Telecopy:   (516)249-7942
                        Telephone:  (516)254-7106

                        and by hand to
                        Lehman Brothers Inc
                        3 World Financial Center, 9th Floor
                        New York, New York 10285-0900
                        Attention:  Brunnie Vazquez
                        Telephone:  (212)640-8400

                        All other notices and inquires should be directed to:

                        Lehman Brothers Inc
                        3 World Financial Center, 12th Floor
                        New York, New York 10285-1200
                        Attention:  Medium-Term Note Department
                        Telecopy:   (212)528-1718
                        Telephone:  (212)526-2040

                        Certified Notes should be delivered to:

                        Chemical Bank
                        4 New York Plaza
                        Ground Floor
                        Receive Window
                        FAO Lehman Brothers
                        New York, New York
                        Attn:  Jennifer Jones
                        Telephone:  (212) 623-5953

                        If to Salomon Brothers:

                        Salomon Brothers Inc
                        8800 Hidden River Parkway
                        Tampa, FL  33637
                        Attention:  Enrique Castro
                        Telephone: (813) 558-7165
                        Telecopy:  (813) 558-4123

                        In each instance that a Pricing
                        Supplement is prepared, the Agents will
                        provide a copy of such Pricing
                        Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus.
                        Outdated Pricing Supplements, and the
                        supplemented Prospectuses to which they
                        are attached (other than those retained
                        for files) will be destroyed.

Settlement:             The receipt of immediately available
                        funds by the Company in payment for a
                        Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement." Offers accepted by the Company will generally be settled from one to three Business
                        Days or at a time as the purchaser, the
                        applicable Agent and the Company shall
                        agree, pursuant to the timetable for
                        settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively. Each such date fixed for settlement is hereinafter referred to as a
                        ("Settlement Date").  If procedures A
                        and B of the applicable Settlement
                        Procedures with respect to a particular
                        offer are not completed on or before the time set forth under the applicable
                        "Settlement Procedures Timetable," such
                        offer shall not be settled until the
                        Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                        In the event of a purchase of Notes by
                        any Agent as principal, appropriate
                        settlement details will be between the
                        Agent and the Company pursuant to the
                        applicable Terms Agreement.

Procedure for Changing
  Rates or Other
  Variable Terms:       When a decision has been reached to
                        change the interest rate or any other
                        variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms.

                        At such time as the Company advises the
                        Agents of the new interest rates or
                        other variable terms, the Agents may
                        resume solicitation of offers to
                        purchase such Notes.  Until such time
                        only "indications of interest" may be
                        recorded.  Immediately after acceptance
                        by the Company of an offer to purchase
                        Notes at a new interest rate or new
                        variable term, the Company, the
                        Presenting Agent and the Trustee shall
                        follow the procedures set forth under
                        the applicable "Settlement Procedures."
                        The foregoing procedure for changes
                        shall in no way affect the Company's
                        right to suspend all solicitations of
                        offers to purchase Notes as set forth in the Distribution Agreement.

Suspension of Solicita-
  tion; Amendment or
  Supplement:           Subject to its representations,
                        warranties and covenants contained in
                        the Distribution Agreement, the Company
                        may instruct the Agents to suspend
                        solicitation of to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration
                        Statement (including incorporating any
                        documents by reference therein or the
                        Prospectus or any supplement relating to the Notes (other than to change rates or other variable terms with respect to the offering of the Notes), it will promptly advise the Agents, Trustee and Agents' counsel and will furnish the Agents and their counsel with copies of the proposed amendment or supplement
                        (including any document proposed to be
                        incorporated by reference therein). One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses: MTN Product
                        Management, Merrill Lynch Money Markets,
                        North Tower, World Financial Center,
                        10th Floor, New York, NY 10281-1310;
                        Morgan Stanley & Co. Incorporated, 1585
                        Broadway, New York, NY 10036, Attention:
                        Manager - Continuously Offered Products;
                        Lehman Brothers Inc., American Express
                        Tower-9th Floor, World Financial Center,
                        New York, NY 10285, Attention: Medium-Term
                        Note Department or Salomon Brothers
                        Inc, 7 World Trade Center, 32nd Floor,
                        New York, NY 10048, Attention: Medium-Term Note Group.

                        In the event that at the time the
                        solicitation of offers to purchase from
                        the Company is suspended (other than to
                        change interest rates or other variable
                        terms) there shall be any offers to
                        purchase Notes that have been accepted
                        by the Company which have not been
                        settled, the Company will promptly
                        advise the Agents and the Trustee
                        whether such offers may be settled and
                        whether copies of the Prospectus as
                        theretofore amended and/or supplemented
                        as in effect at the time of the
                        suspension may be delivered in
                        connection with the settlement of such
                        offers.  The Company will have the sole
                        responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of the Prospectus may not be so delivered.

Delivery of
  Prospectus:           A copy of the most recent Prospectus
                        and the applicable Pricing Supplement,
                        which pursuant to Rule 434 may be
                        delivered separately from the
                        Prospectus, must accompany or precede
                        the earlier of (a) the written
                        confirmation of a sale sent to an
                        investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent. The Company will make all such Prospectus deliveries with respect to all Notes sold directly by the Company.

Authenticity of
  Signatures:           The Company will cause the Trustee to
                        furnish the Agent from time to time with the specimen signatures of the Trustee's officers, employees and agents who have been authorized by the Trustee to authenticate Notes. However, the Agent will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated
  by Reference:         The Company shall supply the Agents with
                        an adequate supply of all documents
                        incorporated by reference in the
                        Registration Statement.

Business Day:           "Business Day" means, unless otherwise
                        stated in the applicable Pricing
                        Supplement, any day other than a
                        Saturday or Sunday that is not a day on
                        which banking institutions are
                        authorized or obligated by law to close
                        in The City of New York and, with
                        respect to LIBOR Notes, is also a London
                        Business Day.  As used herein, "London

                        Business Day" means any day (a) if the
                        Index Currency (as defined below) is
                        other than the ECU, on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

Trustee Not to Risk
  Funds: Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents, or DTC, or any Noteholder, it being understood by all parties that payments made by the Trustee to either the Company, or the Agents, or DTC, or any Noteholder shall be made only to the extent that funds are provided to the Trustee for such purpose.


     PART II:  PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM


    In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, and a Medium-Term Note Certificate Agreement, with respect to the Notes dated October 31, 1988, between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:               All Fixed Rate Notes issued in book-
                        entry form having the same Original
                        Issue Date, redemption terms and/or
                        repayment, specified currency, interest
                        rate, and Stated Maturity (collectively, the "Fixed Rate Terms") will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry
                        Note"); and all Floating Rate Notes
                        issued in book-entry form having the
                        same Original Issue Date, specified
                        currency, redemption and/or repayment
                        terms, base rate upon which interest may be determined (each, a "Base Rate"), which may be the Commercial Paper Rate, the Treasury Rate, LIBOR, the CD Rate, the Federal Funds Rate, the CMT Rate, the Prime Rate or any other rate set forth by the Company, Initial Interest
                        Rate, Index Maturity, Spread or Spread
                        Multiplier, if any, Minimum Interest
                        Rate, if any, Maximum Interest Rate, if
                        any, and Stated Maturity (collectively,
                        the "Floating Rate Terms") will be
                        represented initially by a single Book-Entry Note.

                        Each Book-Entry Note will be dated and
                        issued as of the date of its
                        authentication by the Trustee.  Each
                        Book-Entry Note will bear an Interest
                        Accrued Date, which will be (a) with
                        respect to an original Book-Entry Note
                        (or any portion thereof), its Original
                        Issue Date and (b) with respect to any
                        Book-Entry Note (or portion thereof)
                        issued subsequently upon exchange of a
                        Book-Entry Note or in lieu of a
                        destroyed, lost or stolen Book-Entry
                        Note, the most recent Interest Payment
                        Date to which interest has been paid or
                        duly provided for on the predecessor
                        Book-Entry Note or Notes (or if no such
                        payment or provision has been made, the
                        Original Issue Date of the predecessor
                        Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Note issued in certificated form.

                        Except as set forth in the Notes, no
                        owner of a beneficial interest in a
                        Book-Entry Note shall be entitled to
                        receive any Note issued in certificated
                        form with respect to such beneficial
                        interest.

Identification:         The Company has arranged with the CUSIP
                        Service Bureau of Standard & Poor's
                        Corporation (the "CUSIP Service Bureau") for the reservation of approximately 900
                        CUSIP numbers which have been reserved
                        for and relating to Book-Entry Notes and the Company has delivered to the Trustee and DTC such list of such CUSIP numbers.
                        The Trustee will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure C. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry
                        Notes.  The Trustee will notify the
                        Company at any time when fewer than 100
                        of the reserved CUSIP numbers remain
                        unassigned to Book-Entry Notes, and, if
                        it deems necessary, the Company will
                        reserve additional CUSIP numbers for
                        assignment to Book-Entry Notes.  Upon
                        obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies)and otherwise required to be represented by the same Global
                        Certificate will instead be represented
                        by two or more Global Certificates which shall all be assigned the same CUSIP number.

Registration:           Each Book-Entry Note will be registered
                        in the name of CEDE & Co., as nominee
                        for DTC, on the register maintained by
                        the Trustee under the Indenture.  The
                        beneficial owner of a Note issued in
                        book-entry form (i.e., an owner of a
                        beneficial interest in a Book-Entry
                        Note) (or one or more indirect
                        participants in DTC designated by such
                        owner) will designate one or more
                        participants in DTC (with respect to
                        such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

                        Neither the Company nor the Trustee
                        shall have any liability or
                        responsibility for the book-entry system maintained by DTC. For all purposes under the Indenture, CEDE & Co. as the registered owner of a Book-Entry Note shall be considered the sole Holder of such Note.

Transfers:              Transfers of a beneficial interest in a
                        Book-Entry Note will be accomplished by
                        book entries made by DTC and, in turn,
                        by participants (and in certain cases,
                        one or more indirect participants in
                        DTC) acting on behalf of beneficial
                        transferors and transferees of such
                        Book-Entry Note.

Exchanges:              The Trustee may deliver to DTC and the
                        CUSIP Service Bureau at any time a
                        written notice specifying (a) the CUSIP
                        numbers of two or more Book-Entry Notes
                        outstanding on such date that represent
                        Book-Entry Notes having the same Fixed
                        Rate Terms or Floating Rate Terms, as
                        the case may be, (other than Original
                        Issue Dates) and for which interest has
                        been paid to the same date; (b) a date,
                        occurring at least 30 days after such
                        written notice is delivered and at least
                        30 days before the next Interest Payment
                        Date for the related Notes issued in
                        book-entry form, on which such Book-
                        Entry Notes shall be exchanged for a
                        single replacement Book-Entry Note; and
                        (c) a new CUSIP number, obtained from
                        the Company to be assigned to such
                        replacement Book-Entry Note.  Upon
                        receipt of such a notice, DTC will send
                        to its Participants (including the
                        Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-
                        Entry Notes to be exchanged will no
                        longer be valid.  On the specified
                        exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-
                        Entry Note bearing the new CUSIP number
                        and the CUSIP numbers of the exchanged
                        Book-Entry Notes will, in accordance
                        with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (see "Denominations" below).

Denominations:          All Notes issued in book-entry form will
                        be denominated in U.S. dollars.  Notes
                        will be issued in denominations of
                        $1,000 and integral multiples in excess
                        thereof of $1,000.  Book-Entry Notes
                        will be denominated in principal amounts not in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies). If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) would, but for the preceding sentence, be represented by a single Book-Entry Note, then one Book-Entry Note will be issued to represent $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
  and Interest:         PAYMENTS OF INTEREST ONLY. Promptly
                        after each Regular Record Date, the
                        Trustee will deliver to the Company and
                        DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following
                        Interest Payment Date (other than an
                        Interest Payment Date coinciding with
                        Maturity) and the total of such amounts.

                        Promptly after confirming such
                        information with the Company, the
                        Trustee will deliver written notice of
                        such information to DTC.  DTC will
                        confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity) which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment." The Trustee shall make payment of that amount of interest due and owing on any Book-Entry Notes that Participants have elected to receive in foreign or composite currencies directly to such
                        Participants.

                        NOTICE OF INTEREST PAYMENTS AND REGULAR
                        RECORD DATES. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest
                        Payment Dates that will occur during the six-month period beginning on such first
                        Business Day with respect to Floating
                        Rate Notes issued in book-entry form.
                        Promptly after each Determination Date
                        for Floating Rate Notes issued in book-entry form, the Company will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

                        PAYMENTS AT MATURITY.  On or about the
                        first Business Day of each month, the
                        Trustee will deliver to the Company and
                        DTC a written list of principal,
                        interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption
                        Date in, or for which Notice of
                        Repayment at the option of the Holder
                        has been received with respect to, the
                        following month.  The Trustee, the
                        Company and DTC will confirm the amount
                        of such principal and interest payments
                        with respect to a Book-Entry Note on or
                        about the fifth Business Day preceding
                        the Maturity of such Book-Entry Note.
                        At such Maturity, the Company will pay
                        to the Trustee, and the Trustee in turn
                        will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity which are payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment." The
                        Trustee shall make payment of the
                        principal, premium, if any, and interest to be paid at maturity of such Book-Entry
                        Notes that Participants have
                        elected to receive in foreign or
                        composite currencies directly to such
                        Participants.  If any Maturity of a
                        Book-Entry Note is not a Business Day,
                        the payment due on such day shall be
                        made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after (i) payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note which are payable in U.S. dollars and (ii) payment of the principal, interest and premium, if any, due at the maturity of such Book-Entry Note to those
                        Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will promptly cancel such Book-Entry Note and periodically destroy groups of such
                        Notes and deliver a certificate of
                        destruction to the Company.  On the
                        first Business Day of each month, the
                        Trustee will deliver to the Company a
                        written statement indicating the total
                        principal amount of outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

                        MANNER OF PAYMENT.  The total amount of
                        any principal, premium, if any, and
                        interest due on Book-Entry Notes on any
                        Interest Payment Date or at maturity or
                        upon redemption or repayment shall be
                        paid by the Company to the Trustee in
                        funds available for use by the Trustee
                        as of 9:30 A.M., New York City time, on
                        such date.  The Company will make such
                        payment on such Book-Entry Notes by wire transfer to the Trustee. Prior to 10:00 A.M., New York City time on such date or as soon as possible thereafter, following receipt of such funds from the

                        Company, the Trustee will pay by
                        separate wire transfer (using Fedwire
                        message entry instructions in a form
                        previously specified by DTC) to an
                        account at the Federal Reserve Bank of
                        New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of interest, principal and premium, if any, due on a Book-Entry Note on such date. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC to such Participants of the principal of, premium, if any, or interest on, the Book-Entry Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Book-Entry Note that Participants have elected to receive in foreign or composite currencies directly to such
                        Participants.

                        WITHHOLDING TAXES.  The amount of any
                        taxes required under applicable law to
                        be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement
  Procedures:           Settlement Procedures with regard to
                        each Note in book-entry form sold by
                        each Agent, as agent of the Company or
                        purchased by an Agent, as principal,
                        shall be completed as soon as possible
                        following the trade, but no later than
                        the times set forth below:

                        A.   The Presenting Agent will advise
                             the Company by telecopy of the
                             following Settlement information:

                             1.   Taxpayer identification number
                                  of the purchaser.

                             2.   Principal amount, authorized
                                  denomination and specified
                                  currency of the Note.

                             3.   Fixed Rate Notes:
                                  (a)  interest rate;
                                  (b)  interest payment dates.

                                  Floating Rate Notes:
                                  (a)  interest rate basis or
                                       bases;
                                  (b)  initial interest rate;
                                  (c)  spread or spread
                                       multiplier, if any;
                                  (d)  interest rate reset dates;
                                  (e)  interest rate reset period;
                                  (f)  interest payment dates;
                                  (g)  interest payment period;
                                  (h)  record dates;
                                  (i)  index maturity, if any;
                                  (j)  calculation agent;
                                  (k)  maximum interest rate, if
                                       any;
                                  (l)  minimum interest rate, if
                                       any;
                                  (m)  calculation date; and
                                  (n)  interest determination
                                       dates.

                             4.   Price to public of the Note.

                             5.   Trade date.

                             6.   Settlement Date (Original Issue
                                  Date).

                             7.   Maturity Date.

                             8.   Redemption provisions, if any,
                                  including: Redemption Date,
                                  Initial Redemption Percentage
                                  and Annual Redemption Reduction
                                  Percentage.

                             9.   Optional Repayment Date(s), if
                                  any.

                             10.  Net Proceeds to the Company.

                             11.  Whether the trade is being made
                                  on an agency basis or a
                                  principal basis and the Agent's
                                  commission or discount, as
                                  applicable.

                             12.  Currency payment option for
                                  specified currency.

                             13.  Whether such Note is being
                                  issued with Original Issue
                                  Discount and the terms thereof.

                             14.  Exchange Rate Agent, if any.

                             15.  Such other information specified
                                  with respect to the Notes.

                        B.   The Company will provide to the
                             Trustee by telecopy or other
                             acceptable method executed by the
                             President, any Vice President or
                             Treasurer the applicable settlement
                             information outlined above received
                             from the agent including the name of
                             the Agent.

                        C.   The Trustee will assign a CUSIP
                             number to the Book-Entry Note, and
                             will telephone and advise the Company
                             and the Presenting Agent of said
                             CUSIP number.

                             The Trustee will communicate to DTC
                             and the Presenting Agent through
                             DTC's Participant Terminal System, a
                             pending deposit message specifying
                             the following settlement information:

                             1.   The information set forth in
                                  Settlement Procedure A.

                             2.   Identification numbers of the
                                  participant accounts maintained
                                  by DTC on behalf of the Trustee
                                  and the Presenting Agent.

                             3.   Identification of the Book-Entry
                                  Note of the Book-Entry Note as a
                                  Fixed Rate Book-Entry Note or
                                  Floating Rate Book-Entry Note.

                             4.   Initial Interest Payment Date
                                  for such Note, number of days by
                                  which said date succeeds the
                                  related record date for DTC
                                  purposes (or, in the case of
                                  Floating Rate Notes which reset
                                  daily or weekly, the date which
                                  is five calendar days preceding
                                  the Interest Payment Date) and,
                                  if then calculable, the amount
                                  of interest payable on such
                                  Interest Payment Date (which
                                  amount shall have been confirmed
                                  by the Trustee).

                             5.   CUSIP number of the Book-Entry
                                  Note representing such Note.

                             6.   Whether such Book-Entry Note
                                  represents any other Notes
                                  issued or to be issued in book-entry form.

                             DTC will arrange for each pending
                             deposit message described above to be
                             transmitted to Standard & Poor's,
                             which will use the information in the
                             message to include certain terms of
                             the related Book-Entry Note in the
                             appropriate daily bond report
                             published by Standard & Poor's.

                        D.   The Company will complete and deliver
                             to the Trustee a Book-Entry Note
                             representing such Note in a form that
                             has been approved by the Company, the
                             Agents and the Trustee.

                        E.   The Trustee will authenticate the
                             Book-Entry Note representing such
                             Note.

                        F.   DTC will credit such Note to the
                             participant account of the Trustee
                             maintained by DTC.

                        G.   The Trustee will enter an SDFS
                             deliver order through DTC's
                             Participant Terminal System
                             instructing DTC (i) to debit such
                             Note to the Trustee's participant
                             account and credit such Note to the
                             participant account of the Presenting
                             Agent maintained by DTC and (ii) to
                             debit the settlement account of the
                             Presenting Agent and credit the
                             settlement account of the Trustee
                             maintained by DTC, in an amount equal
                             to the price of such Note less such
                             Presenting Agent's commission or
                             discount.  Any entry of such deliver
                             order shall be deemed to constitute a
                             representation and warranty by the
                             Trustee to DTC that (i) the Book-Entry
                             Note representing such Note has
                             been issued and authenticated and
                             (ii) the Trustee is holding such
                             Book-Entry Note pursuant to the
                             Medium-Term Note Certificate
                             Agreement.

                        H.   In the case of Book-Entry Notes sold
                             through the Presenting Agent, as
                             agent, the Presenting Agent will
                             enter an SDFS deliver order through
                             DTC's Participant Terminal System
                             instructing DTC (i) to debit such
                             Note to the Presenting Agent's
                             participant account and credit such
                             Note to the participant account of
                             the Participants maintained by DTC
                             and (ii) to debit the settlement
                             accounts of such Participants and
                             credit the settlement account of the
                             Presenting Agent maintained by DTC,
                             in an amount equal to the initial
                             public offering price of such Note.

                        I.   Transfers of funds in accordance with
                             SDFS deliver orders described in
                             Settlement Procedures G and H will be
                             settled in accordance with SDFS
                             operating procedures in effect on the
                             Settlement Date.

                        J.   The Trustee will credit to an account
                             of the Company maintained at the
                             Trustee funds available for immediate
                             use in the amount transferred to the
                             Trustee in accordance with Settlement
                             Procedure G.

                        K.   The Trustee will send a copy of the
                             Book-Entry Note by first class mail
                             to the Company together with a
                             statement setting forth the principal
                             amount of Notes Outstanding as of the
                             related Settlement Date after giving
                             effect to such transaction and all
                             other offers to purchase Notes of
                             which the Company has advised the
                             Trustee but which have not yet been
                             settled.

                        L.   If such Note was sold through the
                             Presenting Agent, as agent, the

                             Presenting Agent will confirm the
                             purchase of such Note to the
                             purchaser either by transmitting to
                             the Participant with respect to such
                             Note a confirmation order through
                             DTC's Participant Terminal System or
                             by mailing a written confirmation to
                             such purchaser.

Settlement Procedures
  Timetable:            For offers to purchase Notes accepted by
                        the Company, Settlement Procedures "A"
                        through "L" set forth above shall be
                        completed as soon as possible but not
                        later than the respective times (New York
                        City time) set forth below:

                        Settlement
                        Procedure           Time
                        ----------          ----

                            A     If possible by 2:00 p.m. on the
                                  trade date or within one hour
                                  following the trade
                            B     As soon as practicable following
                                  the trade, but in no event later
                                  than 2:00 p.m. on the Business
                                  Day following the trade
                            C     No later than the close of
                                  business on the trade date
                            D     3:00 p.m. on the Business Day
                                  before Settlement Date
                            E     9:00 a.m. on Settlement Date
                            F     10:00 a.m. on Settlement Date
                           G-H    No later than 2:00 p.m. on
                                  Settlement Date
                            I     4:00 p.m. on Settlement Date
                           J-L    5:00 p.m. on Settlement Date

                        Settlement Procedure I is subject to
                        extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                        If settlement of a Note issued in book-entry form is rescheduled or canceled, the Company shall notify the Trustee thereof, and upon receipt of such notice the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Fails: If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry
                        Note issued in book-entry form pursuant to Settlement Procedure G, then upon written request (which may be evidenced by telecopy transmission) of the Company, the Trustee shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "cancelled," make appropriate entries in its records and send such cancelled Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                        In the case of any Book-Entry Note sold
                        through the Presenting Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Presenting Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                        Notwithstanding the foregoing, upon any
                        failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.


               PART III:  PROCEDURES FOR NOTES ISSUED IN
                          CERTIFICATED FORM


Denominations:          The Certificated Notes will be issued in
                        denominations of U.S. $1,000 and integral multiples thereof. Any notes denominated other than in U.S. dollars will be issuable in denominations as set forth in the applicable pricing supplement and in such Notes.

Payments of Princi-
  pal and Interest:     Upon presentment and delivery of the
                        Certificated Note, the Trustee will pay
                        the principal amount of each Certificated
                        Note at Maturity and the final installment of interest in immediately available funds. All other interest payments on a Certificated Note, other than interest due at Maturity, will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in the Indenture and Certificated Note.
                        However, holders of $10,000,000 or more in aggregate principal amount of Certificated
                        Notes (whether having identical or
                        different terms and provisions) shall be entitled to receive payments of interest, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 16 days prior to the applicable Interest Payment Date. Any payment of principal or interest required to be made on an Interest Payment Date or at maturity of a Note which is not a Business Day (as defined below) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity Date.

                        The Trustee will provide monthly to the
                        Company a list of the principal and
                        interest in each currency to be paid on
                        Certificated Notes maturing in the next
                        succeeding month.  The Trustee will be
                        responsible for withholding taxes on
                        interest paid as required by applicable
                        law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                        Certificated Notes presented to the
                        Trustee at maturity for payment will be
                        cancelled by the Trustee.  All cancelled
                        Certificated Notes held by the Trustee
                        shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:  Settlement Procedures with regard to each
                        Certificated Note purchased through any
                        Agent, as agent, or purchased by an Agent, as principal, shall be as follows:

                        A.   The Presenting Agent will advise the
                             Company by telephone of the following
                             Settlement information with regard to
                             each Note:

                             1.   Exact name in which the
                                  Certificated Note(s) is to be
                                  registered (the "Registered
                                  Owner").

                             2.   Exact address of the Registered
                                  Owner for delivery, notices and
                                  payments of principal and
                                  interest.

                             3.   Taxpayer identification number
                                  of the Registered Owner.

                             4.   Principal amount, authorized
                                  denomination and specified
                                  currency of the Certificated
                                  Note.

                             5.   Denomination of the Certificated
                                  Note.

                             6.   Fixed Rate Notes:
                                  (a)  interest rate;
                                  (b)  interest payment dates.

                                  Floating Rate Notes:

                                  (a)  interest rate basis or
                                       bases;
                                  (b)  initial interest rate;
                                  (c)  spread or spread
                                       multiplier, if any;
                                  (d)  interest rate reset dates;
                                  (e)  interest rate reset period;
                                  (f)  interest payment dates;
                                  (g)  interest payment period;
                                  (h)  record dates;
                                  (i)  index maturity, if any;
                                  (j)  calculation agent;
                                  (k)  maximum interest rate, if
                                       any;
                                  (l)  minimum interest rate, if
                                       any;
                                  (m)  calculation date; and
                                  (n)  interest determination
                                       dates.

                             7.   Price to public of the
                                  Certificated Note.

                             8.   Trade date.

                             9.   Settlement date (Original Issue
                                  Date).

                             10.  Maturity date.

                             11.  Redemption provisions, if any,
                                  including: Initial Redemption
                                  Date, Initial Redemption
                                  Percentage and Annual redemption
                                  Reduction Percentage.

                             12.  Optional Repayment Date(s), if
                                  any.

                             13.  Net proceeds to the Company.

                             14.  Whether the trade is being made
                                  on an agency basis or a
                                  principal basis and the Agent's
                                  commission or discount, as
                                  applicable.

                             15.  Currency payment option for
                                  specified currency.

                             16.  Whether such Note is being
                                  issued with Original Issue
                                  Discount and the terms thereof.

                             17.  Exchange Rate Agent, if any.

                             18.  Such other information specified
                                  with respect to the Notes.

                        B.   After receiving such settlement
                             information from the Agent, the
                             Company will advise the Trustee of
                             the above settlement information.
                             The Company will prepare a Pricing
                             Supplement to the Prospectus and
                             deliver copies to the Agent and the
                             Trustee and will cause the Trustee to
                             issue, authenticate and deliver
                             Notes.

                        C.   The Trustee will complete the
                             preprinted 4-ply Certificated Note
                             packet containing the following
                             documents in forms approved by the
                             Company, the Presenting Agent and the
                             Trustee:

                             1.   Certificated Note with Agent's
                                  customer confirmation.

                             2.   Stub 1 - for Trustee.

                             3.   Stub 2 - for Presenting Agent.

                             4.   Stub 3 - for the Company.

                        D.   With respect to each trade, the
                             Trustee will deliver the Certificated
                             Notes and Stub 2 thereof to the
                             Presenting Agent at the following
                             applicable address: Merrill Lynch,
                             Pierce, Fenner & Smith, Incorporated,

                             Merrill Lynch Money Markets
                             Clearance, 55 Water Street, 3rd Flr.,
                             N.S.C.C. Window, New York, NY 10041,
                             Attention: Al Mitchell; Morgan
                             Stanley & Co. Incorporated at Bank of
                             New York, Dealer Clearance
                             Department, 1 Wall Street, 3rd Flr.,
                             Window 3b, New York, NY 10005,
                             Attention: For the Account of Morgan
                             Stanley & Co. Incorporated; Lehman
                             Brothers, Lehman Special Securities
                             Inc., 1 Battery Park Plaza, Second
                             Floor, New York, NY 10004, Attention:
                             Eddie Steffens or Salomon Brothers
                             Inc, or Salomon Brothers Inc, at The
                             Bank of New York, Dealer Clearance,
                             1 Wall Street 4th Flr., New York, NY
                             10005, Account: Salomon Brothers Inc.
                             The Trustee will keep Stub 1.  The
                             Presenting Agent will acknowledge
                             receipt of the Certificated Note
                             through a broker's receipt and will
                             keep Stub 2.  Delivery of the
                             Certificated Note will be made only
                             against such acknowledgment of
                             receipt.  Upon determination that the
                             Certificated Note has been
                             authorized, delivered and completed
                             as aforementioned, the Presenting
                             Agent will wire the net proceeds of
                             the Certificated Note after deduction
                             of its applicable commission to the
                             Company pursuant to the standard wire
                             instructions given by the Company.

                        E.   The Presenting Agent will deliver the
                             Certificated Note (with
                             confirmation), as well as a copy of
                             the Prospectus and any applicable
                             Prospectus Supplement or Supplements
                             received from the Company to the
                             purchaser against payment in full in
                             immediately available funds.  In all
                             cases, the prospectus, prospectus
                             supplement and pricing sticker must
                             accompany or precede the earlier of
                             the written confirmation of the sale
                             of the Notes or the delivery of the
                             Notes.  If instructed by the
                             purchaser to deliver the Note and
                             confirmation to different locations,
                             the Note and the confirmation will
                             each be accompanied or preceded by
                             the prospectus, prospectus supplement
                             and pricing sticker to the Note being
                             delivered.

                        F.   The Trustee will send Stub 3 to the
                             Company.

Settlement Procedures
  Timetable:            For offers to purchase Certificated Notes
                        accepted by the Company, Settlement
                        Procedures "A" through "F" set forth above shall be completed as soon as possible but not later than the respective times
                        (New York City time) set forth below:

                        Settlement
                        Procedure                Time
                        ----------               ----

                          A - B       3:00 p.m. on Business Day
                                      prior to Settlement Date
                          C - D       2:15 p.m. on Settlement Date
                            E         3:00 p.m. on Settlement Date
                            F         5:00 p.m. on Settlement Date

Failure to Settle:      In the event that a purchaser of a Note
                        from the Company shall either fail to
                        accept delivery of or make payment for a Certificated Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Certificated Note to the Trustee.

                        The Trustee, upon receipt of the
                        Certificated Note from the Presenting
                        Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Presenting Agent in settlement for the Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Presenting Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Upon receipt of the

                        Certificated Note in respect of which the failure occurred, the Trustee will mark the note "cancelled," make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify the Company in writing.